As filed with the Securities and Exchange Commission on August 18, 2008

Registration No. 333-148823

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ESMARK INCORPORATED

Now known as Severstal Wheeling Holding Company

 (Exact name of registrant as specified in its charter)

Delaware	20-8626148
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1134 Market Street

Wheeling, West Virginia 26003

(304) 234-2640

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Wheeling-Pittsburgh Steel Corporation 401k Retirement Savings Plan

USWA-WPSC Section 401k Savings Plan

(Full Title of Plans)

Ronald Nock

Chief Executive Officer

1134 Market Street

Wheeling, West Virginia 26003

(304) 234-2400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Scott E. Westwood

McGuire Woods, LLP

Dominion Tower

625 Liberty Avenue, 23rd Floor

Pittsburgh, Pennsylvania 15222

(412) 667-6000

DEREGISTRATION OF SECURITIES

On January 23, 2008, Esmark Incorporated, a Delaware corporation (the “Registrant”), filed a registration statement on Form S-8 (File No. 333-148823) (the “Registration Statement”), which registered (1) 500,000 shares of the Registrant’s common stock, par value, par value $0.01 per share (“Common Stock”), reserved for issuance under the Wheeling-Pittsburgh Steel Corporation 401k Retirement Savings Plan (the “WPC Plan”) and (2) 250,000 shares of Common Stock reserved for issuance under the USWA-WPSC Section 401k Savings Plan  (together with the WPC Plan, the “Plans”).

This Post-Effective Amendment No. 1 is being filed to deregister all authorized shares of Common Stock reserved for issuance under the Plans that have not yet been issued under the Registration Statement.

Accordingly, the Registrant hereby deregisters the shares of Common Stock that have not been and will not be issued under the Plans.  Upon effectiveness hereof, no shares of Common Stock remain registered under the Registration Statement for issuance under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 18th day of August, 2008.

ESMARK INCORPORATED

By:	/s/ Ronald Nock

Ronald Nock
Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald Nock	Chief Executive Officer and	August 18, 2008
Director (Principal Executive
Ronald Nock	Officer)

/s/ Mark Yost	Chief Financial Officer (Principal	August 18, 2008
Financial Officer) and Director
Mark Yost

/s/ James P. Hrusovsky	Director	August 18, 2008

James P. Hrusovsky

/s/ Sergei Kuznetsov	Director	August 18, 2008

Sergei Kuznetsov

/s/ Gregory Mason	Director	August 18, 2008

Gregory Mason